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                                                                    Exhibit 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT

                                 (FIELD VERSION)

         THIS EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 14th day of May, 2001, by and between REPUBLIC SERVICES, INC., a Delaware corporation (the "Company"), and MICHAEL CORDESMAN, a Texas resident (the "Employee").

         Employee is currently an employee of the Company and is considered a valued employee that Company desires to retain by reconfirming the Company's commitment to Employee pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the Company and the Employee agree as follows:

1.       TERMINATION BY COMPANY WITHOUT CAUSE.

         a. TERMINATION RIGHTS. If at any time the Employee's employment with the Company is terminated without Cause (as defined below), then:

                  (1) the Company shall pay to the Employee all of the Employee's accrued but unpaid salary through the date of termination, and continue to pay to or provide the following items to the Employee (the consideration provided for below in this clause (1) is collectively referred to herein as the "Severance Payment"):

                           (a) his current monthly salary at the rate in effect at the time of termination ("Salary") for a period of time equal to two months for each complete year that the Employee has been employed by the Company at the time of such termination, but in no event to exceed a maximum of twelve months, when and as the same would have been due and payable but for such termination (the "Salary Continuation Payment"),

                           (b) all health benefits in which Employee was entitled to participate at any time during the 12-month period prior to the date of termination, for a period of time equal to the lesser of (i) two months for each complete year that the Employee has been employed by the Company at the time of such termination or (ii) twelve months, but in no event beyond the date on which the Employee becomes covered by a comparable health benefit plan by a subsequent employer; provided, however, that in the event that Employee's continued participation in any health benefit plan of the Company is prohibited, the Company will arrange to provide





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                                    Employee with benefits substantially similar
                                    to those which Employee would have been
                                    entitled to receive under such plan for such period on a basis which provides Employee with no additional after tax cost,

                           (c) a pro-rated Annual Performance Bonus relating to the year in which such termination occurs based on the Annual Performance Bonus actual performance results, such bonus being paid at such time and only to the extent that such bonuses are paid to other similarly situated employees of the Company and the amount so paid shall be equal to the amount that would have been payable to the Employee in the absence of such termination multiplied by a fraction equal to the number of days during the year elapsed through the date of termination divided by the total number of days in such year, and

                           (d) a payment of all amounts credited to Employee's deferred compensation account through the date of termination, in full satisfaction and payment of said deferred compensation account, and

                  (2) all stock option grants will continue to vest and remain exercisable as if the Employee was still employed during the period of time he is receiving the Salary Continuation Payment.

                  Other than the Severance Payment, the Company shall have no further obligation to the Employee except for the obligations set forth in this Section of this Agreement after the date of such termination; PROVIDED, HOWEVER, that the Employee shall only be entitled to continuation of the Severance Payments as long as he is in compliance with the provisions of Sections 5 and 6 of this Agreement.

         b. CAUSE DEFINED. For purposes of this Agreement, the term "Cause" shall mean during the term of this Agreement (i) Employee's willful and continued failure to substantially perform his duties after he has received written notice from the Company identifying the actions or omissions constituting willful and continued failure to perform, (ii) Employee's conduct that would constitute a crime under federal or state law, (iii) Employee's actions or omissions that constitute fraud, dishonesty or gross misconduct, (iv) Employee's breach of any fiduciary duty that causes material injury to the Company, (v) Employee's breach of any duty causing material injury to the Company, (vi) Employee's inability to perform his material duties to the reasonable satisfaction of the Company due to alcohol or other substance abuse, or (vii) any violation of the Company's policies or procedures involving discrimination, harassment, substance abuse or work place violence.




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                  Any termination for Cause pursuant to this Section shall be given to the Employee in writing and shall set forth in detail all acts or omissions upon which the Company is relying to terminate the Employee for Cause. Upon any determination by the Company that Cause exists to terminate the Employee, the Company shall cause a special meeting of the Board of Directors to be called and held at a time mutually convenient to the Board of Directors and Employee, but in no event later than ten (10) business days after Employee's receipt of the notice that the Company intends to terminate the Employee for Cause. Employee shall have the right to appear before such special meeting of the Board of Directors with legal counsel of his choosing to refute such allegations and shall have a reasonable period of time to cure any actions or omissions which provide the Company with a basis to terminate the Employee for Cause (provided that such cure period shall not exceed 30 days). A majority of the members of the Board of Directors must affirm that Cause exists to terminate the Employee. No finding by the Board of Directors will prevent the Employee from contesting such determination through appropriate legal proceedings provided that the Employee's sole remedy shall be to sue for damages, not reinstatement, and damages shall be limited to those that would be paid to the Employee if he had been terminated without Cause. In the event the Company terminates the Employee for Cause, the Company shall only be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Salary plus accrued but unused vacation time through the termination date and the Company shall have no further obligations to Employee from and after the date of termination.

2.       TERMINATION OF EMPLOYMENT BY EMPLOYEE FOR CHANGE OF CONTROL.

         a. TERMINATION RIGHTS. Notwithstanding the provisions of Section 1 of this Agreement, in the event that there shall occur a Change of Control (as defined below) of the Company and within two years after such Change of Control the Executive's employment hereunder is terminated by the Company without Cause, then:

                  (1) the Company shall pay to the Employee or provide him with the Severance Payment provided for in clause (1) of Section 1.a of this Agreement, except that (i) the Salary Continuation Payment shall equal twelve months, and (ii) the amount of the Annual Performance Bonus referred to in subclause (c) thereof shall be paid to the Employee in full, as if Employee remained employed for the entire year and all performance targets were met,

                  (2) all stock options pursuant to grants previously made to the Employee which had not previously lapsed or been forfeited or terminated will immediately vest and remain exercisable for a period of one year following such termination of employment, and




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                  (3)      all long term incentive cash grants provided to the
                           Employee shall immediately vest as if all targets and conditions had been met and shall be paid by the Company to the Employee at such times as the Company would have been required to make such payments if such termination of employment had not occurred, provided, however, that in the case of incentives partially or completely contingent on the providing of service for a specific period of time, the total amount to be paid by the Company shall be equal to the maximum amount payable if all conditions were met, multiplied by a fraction, the numerator of which is the period of service that would have been served if the Employee's employment had terminated as of the last day of the fiscal year in which his employment was terminated, and the denominator of which is the total period of time specified as a condition to the incentive.

                  The consideration payable to the Employee pursuant to this
                  Section 2.a is collectively referred to herein as the "Change in Control Severance Payment". Other than the Change in Control Severance Payment, the Company shall have no further obligation to the Employee except for the obligations set forth in this Section of this Agreement after the date of such termination; PROVIDED, HOWEVER, that the Employee shall only be entitled to continuation of the Change in Control Severance Payments as long as he is in compliance with the provisions of Sections 5 and 6 of this Agreement. To the extent that payments are owed by the Company to the Employee pursuant to this Section 2, they shall be made in lieu of payments pursuant to Section 1, and in no event shall the Company be required to make payments or provide benefits to the Employee under both Section 1 and Section 2.

         b.       CHANGE OF CONTROL OF THE COMPANY DEFINED. For purposes of this
                  Section 2, the term "Change of Control of the Company" shall mean any change in control of the Company of a nature which would be required to be reported (i) in response to Item 6(e) of Schedule 14A of Regulation 14A, as in effect on the date of this Agreement, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) in response to
                  Item 1 of the Current Report on Form 8-K, as in effect on the date of this Agreement, promulgated under the Exchange Act, or
                  (iii) in any filing by the Company with the Securities and Exchange Commission; provided, however, that without limitation, a Change of Control of the Company shall be deemed to have occurred if:

                  (1) Any "person" (as such term is defined in Sections 13(d)(3) and Section 14(d)(3) of the Exchange Act), other than the Company, any majority-owned subsidiary of the Company, or any compensation plan of the Company or any majority-owned subsidiary of the Company, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange




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                           Act), directly or indirectly, of securities of the
                           Company representing thirty percent (30%) or more of the combined voting power of the Company;

                  (2) During any period of three consecutive years during the term of this Agreement, the individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of such Board of Directors, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of such period; or

                  (3) The shareholders of the Company approve (a) a reorganization, merger, or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, or consolidation do not immediately thereafter own more than 50% of the combined voting power entitled to vote generally in the election of the directors of the reorganized, merged or consolidated entity; (b) a liquidation or dissolution of the Company; or (c) the sale of all or substantially all of the assets of the Company or of a subsidiary of the Company that accounts for 30% of the consolidated revenues of the Company, but not including a reorganization, merger or consolidation of the Company.

3. TERMINATION FOR CAUSE OR RESIGNATION BY EMPLOYEE. In the event the Company terminates the Employee for Cause or the Employee resigns or otherwise terminates his employment with the Company, the Company shall only be obligated to continue to pay in the ordinary and normal course of its business to the Employee his Salary plus accrued but unused vacation time through the termination date and the Company shall have no further obligations pursuant to any provisions of this Agreement.

4. SUCCESSOR TO COMPANY. The Company shall require any successor, whether direct or indirect, to all or substantially all of the business, properties and assets of the Company whether by purchase, merger, consolidation or otherwise, prior to or simultaneously with such purchase, merger, consolidation or other acquisition to execute and to deliver to the Employee a written instrument in form and in substance reasonably satisfactory to the Employee pursuant to which any such successor shall agree to assume and to timely perform or to cause to be timely performed all of the Company's covenants, agreements and obligations set forth in this Agreement (a "Successor Agreement"). The failure of the Company to cause any such successor to execute and deliver a Successor Agreement to the Employee shall constitute a material breach of the provisions of this Agreement by the Company.




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5.       RESTRICTIVE COVENANTS. In consideration of his employment and the other benefits arising under this Agreement, the Employee agrees that during the term of this Agreement, and for a period of two years following the termination of this Agreement, the Employee shall not directly or indirectly:

         a. alone or as a partner, joint venturer, officer, director, member, employee, consultant, agent, independent contractor or stockholder of, or lender to, any company or business, (i) engage in the business of solid waste collection, disposal or recycling (the "Solid Waste Services Business") in any market in which the Company or any of its subsidiaries or affiliates does business, but only with respect to markets where the Employee's duties within the twelve month period ending on the date of Employee's termination included direct or indirect responsibility relating to such market, or (ii) compete with the Company or any of its subsidiaries or affiliates in acquiring or merging with any other business or acquiring the assets of such other business; or

         b. for any reason, (i) induce any customer of the Company or any of its subsidiaries or affiliates to patronize any business directly or indirectly in competition with the Solid Waste Services Business conducted by the Company or any of its subsidiaries or affiliates in any market in which the Company or any of its subsidiaries or affiliates does business; (ii) canvass, solicit or accept from any customer of the Company or any of its subsidiaries or affiliates any such competitive business; or (iii) request or advise any customer or vendor of the Company or any of its subsidiaries or affiliates to withdraw, curtail or cancel any such customer's or vendor's business with the Company or any of its subsidiaries or affiliates; or

         c. for any reason, employ, or knowingly permit any company or business directly or indirectly controlled by him, to employ, any person who was employed by the Company or any of its subsidiaries or affiliates at or within the prior six months, or in any manner seek to induce any such person to leave his or her employment.

         Notwithstanding the foregoing, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section.

6. CONFIDENTIALITY. The Employee agrees that at all times during the term of this Agreement and after the termination of employment for as long as such information remains non-public information, the Employee shall
         (i) hold in confidence and refrain from disclosing to any other party all information, whether written or oral, tangible or intangible, of a private, secret, proprietary or confidential nature, of or concerning the Company or any of its subsidiaries or affiliates and their business and operations, and all files, letters, memoranda, reports, records, computer disks or other computer storage




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         medium, data, models or any photographic or other tangible materials containing such information ("Confidential Information"), including without limitation, any sales, promotional or marketing plans, programs, techniques, practices or strategies, any expansion plans (including existing and entry into new geographic and/or product markets), and any customer lists, (ii) use the Confidential Information solely in connection with his employment with the Company or any of its subsidiaries or affiliates and for no other purpose, (iii) take all precautions necessary to ensure that the Confidential Information shall not be, or be permitted to be, shown, copied or disclosed to third parties, without the prior written consent of the Company or any of its subsidiaries or affiliates, and (iv) observe all security policies implemented by the Company or any of its subsidiaries or affiliates from time to time with respect to the Confidential Information. In the event that the Employee is ordered to disclose any Confidential Information, whether in a legal or regulatory proceeding or otherwise, the Employee shall provide the Company or any of its subsidiaries or affiliates with prompt notice of such request or order so that the Company or any of its subsidiaries or affiliates may seek to prevent disclosure. In addition to the foregoing the Employee shall not at any time libel, defame, ridicule or otherwise disparage the Company.

7. SPECIFIC PERFORMANCE; INJUNCTION. The parties agree and acknowledge that the restrictions contained in Sections 5 and 6 are reasonable in scope and duration and are necessary to protect the Company or any of its subsidiaries or affiliates. If any provision of Section 5 or 5 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other circumstance or the validity or enforceability of any other provision of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The Employee agrees and acknowledges that the breach of
         Section 5 or 6 will cause irreparable injury to the Company or any of its subsidiaries or affiliates and upon breach of any provision of such Sections, the Company or any of its subsidiaries or affiliates shall be entitled to injunctive relief, specific performance or other equitable relief, without being required to post a bond; PROVIDED, HOWEVER, that, this shall in no way limit any other remedies which the Company or any of its subsidiaries or affiliates may have (including, without limitation, the right to seek monetary damages).

8. COBRA. Notwithstanding the Employee's entitlement to the continuation of health care benefits upon his termination of service pursuant to the provisions of this Agreement, Employee shall remain eligible for all health care benefits pursuant to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA").




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9.       NO GUARANTEE OF EMPLOYMENT. Nothing in this Agreement should be construed as to guarantee the Employee's employment with the Company or to limit the Company's ability to terminate the Employee's employment.

10. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be deemed given if delivered by hand delivery, by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery to, the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other parties): (a) if to the Company, at its principal executive offices, addressed to the Chairman of the Board, with a copy to the General Counsel; and (b) if to the Employee, at the address listed on the signature page hereto.

11. AMENDMENT; WAIVER. This Agreement may not be modified, amended, or supplemented, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

12. ASSIGNMENT; THIRD PARTY BENEFICIARY. This Agreement, and the Employee's rights and obligations hereunder, may not be assigned or delegated by him. The Company may assign its rights, and delegate its obligations, hereunder to any affiliate of the Company, or any successor to the Company or its Solid Waste Services Business, specifically including the restrictive covenants set forth in Section 5 hereof. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon its respective successors and assigns.

13. SEVERABILITY; SURVIVAL. In the event that any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, then such unenforceable provision shall be deemed modified so as to be enforceable (or if not subject to modification then eliminated here from) to the extent necessary to permit the remaining provisions to be enforced in accordance with the parties intention. The provisions of Sections 5 and 6 will survive the termination for any reason of the Employee's relationship with the Company.




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14.      COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

15. GOVERNING LAW. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State.

16. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter.

17. HEADINGS. The headings of Paragraphs and Sections are for convenience of reference and are not part of this Agreement and shall not affect the interpretation of any of its terms.

18. CONSTRUCTION. This Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any party. The parties acknowledge that each of them has reviewed this Agreement and has had the opportunity to have it reviewed by their respective attorneys and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

19. WITHHOLDING. All payments made to the Employee shall be made net of any applicable withholding for income taxes, Excise Tax and the Employee's share of FICA, FUTA or other taxes. The Company shall withhold such amounts from such payments to the extent required by applicable law and remit such amounts to the applicable governmental authorities in accordance with applicable law.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

                                       REPUBLIC SERVICES, INC., a Delaware
                                       corporation

                                       By: /s/ David Barclay
                                           -------------------------------------
                                       Name: David Barclay
                                             -----------------------------------
                                       Title: SR. VP, General Counsel
                                              ----------------------------------



                                       EMPLOYEE:



                                       /s/ Michael Cordesman
                                       -----------------------------------------
                                       MICHAEL CORDESMAN

                                       Address for Notices:

                                       6901 Shalimar Court
                                       Colleyville, Texas 76034





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